                                                                    EXHIBIT 12.1

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
                                                                                             Sterling
                                                                         --------------------------------------------------------
                                                 Holdings Year Ended                        Year Ended         Nine months ended
                                                    September 30,          May 14 to       September 30,            June 30,
                                              -------------------------  September 30,  -------------------   -------------------
                                               1994      1995     1996       1996         1997       1998       1998       1999
                                              ------    -------  ------  -------------  --------   --------   --------   --------
                                                                     (dollars in millions)
Income (loss) from continuing operations
  before income taxes                     A   $ 28.2    $ 228.1  $ 50.4  $         0.6  $ (13.1)   $ (52.6)   $ (42.7)   $ (64.7)

Fixed charges:
    Interest expense                            22.1       14.6    13.4            1.6     72.9       86.6       62.9       59.9
    Portion of rentals representative
       of interest                               2.3        4.0     2.2             --      2.4        2.8        2.2        2.4
       Total fixed charges before             ------    -------  ------  -------------  --------   --------   --------   --------
          capitalized interest            B     24.4       18.6    15.6            1.6     75.3       89.4       65.1       62.3
    Capitalized interest                         0.1        1.0     4.1            0.3      3.8        0.8        0.6        1.0
                                              ------    -------  ------  -------------  --------   --------   --------   --------
       Total fixed charges                C     24.5       19.6    19.7            1.9     79.1       90.2       65.7       63.3

Earnings (loss) (A+B)                     D     52.6      246.7    66.0            2.2     62.2       36.8       22.4       (2.4)

Ration of earnings to fixed charges (D/C)        2.1       12.6     3.4            1.2       --         --         --         --
                                              ======    =======  ======  =============  ========   ========   ========   ========
Deficiency in earnings to cover fixed
    charges (C-D)                                 --         --      --             --  $  16.9    $  53.4    $  43.3    $  65.7
                                              ======    =======  ======  =============  ========   ========   ========   ========
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